Exhibit 99.1

Lennox Reports First Quarter Results
____________________________________________________________________________
Q1 Highlights
(All comparisons are year-over-year, unless otherwise noted)

•Revenue $1.1 billion, up 2%
•GAAP Operating Income $156 million – Segment profit down 7% to $156 million
•GAAP diluted EPS $3.37 – Adjusted diluted EPS down 3% to $3.37
•Maintaining 2% revenue guidance and narrowing the adjusted EPS range to $22.25-$23.50
____________________________________________________________________________

DALLAS, April 23, 2025 – Lennox (NYSE: LII), a leader in energy-efficient climate-control solutions, today reported first quarter financial results with $1.1 billion of revenue, $156 million of operating income and $3.37 GAAP diluted earnings per share.

Revenue grew 2% to $1.1 billion. Segment profit decreased 7% to $156 million. Segment margin was down 140 basis points to 14.5%. Adjusted diluted earnings per share decreased 3% to $3.37.

“Our results this quarter highlight the strength of our replacement-driven business model and the value of our North American-focused strategy. We are navigating the shifting trade dynamics with flexibility, supported by a more resilient supply chain built through past disruptions,” said CEO, Alok Maskara. “While the current environment presents uncertainty, we remain focused on being a reliable partner to our customers and making necessary pricing adjustments to maintain supply chain stability. We are narrowing our full-year guidance, with pricing expected to offset any volume impacts.”

The Home Comfort Solutions segment achieved 7% revenue growth in the first quarter, driven by favorable product and channel mix along with sustained pricing excellence. Segment profit margins decreased by 40 basis points, driven by tariff and commodity impacts. Sales volumes were flat as dealers and distributors continued to purchase remaining R-410A inventory while transitioning to the new low GWP product. Replacement-driven demand continues to serve as a stable foundation for this business.

Building Climate Solutions segment revenue decreased by 6% this quarter, as sales volumes were impacted by the timing of customer transitions to low GWP products. There were also expected factory cost inefficiencies during the transition. In addition, timing of tariff related costs compared to pricing realization put temporary pressure on segment profit margins. Despite these headwinds, order rates remain healthy as low GWP adoption grows and emergency replacement activity gains momentum.

FIRST QUARTER 2025 FINANCIAL HIGHLIGHTS
(All comparisons are year-over-year, unless otherwise noted)

Revenue: $1.1 billion was up 2% driven by favorable price and mix benefits.

Operating Income: $156 million, down 7%, with operating profit margin of 14.5%, down 140 basis points.

Segment Profit: $156 million, down 7%, and segment profit margin of 14.5%, down 140 basis points. Profit decline can be attributed to $12 million in sales volume; $29 million of product cost primarily related to tariff impacts and factory inefficiencies; and, $10 million of other costs, including distribution investments, freight and selling expense. This was partially offset by $40 million of price/mix benefits, driven primarily by the transition to the new low GWP product.

Net Income: $120 million, or $3.37 per share, compared to $124 million, or $3.47 per share, in the prior-year quarter.

Adjusted Net Income: $120 million, or $3.37 per share, compared to $124 million, or $3.47 per share, in the prior-year quarter.

Cash Flow: Operating cash flow used was $36 million compared to $23 million in the prior-year quarter. Net capital expenditures were $25 million compared to $29 million in the prior-year quarter. This quarter the company repurchased $85 million in shares.

Home Comfort Solutions: Business segment revenue was $721 million, up 7%. Segment profit was $117 million, up 4%, and segment margin was 16.2%, down 40 basis points. Segment profit increased $5 million compared to the prior-year quarter. The increase was driven by $31 million in price/mix benefits. This was partially offset by a $15 million increase in product costs driven by the impact of tariffs. Profit was also impacted by $11 million of continued investments in distribution and selling and other miscellaneous items.

Building Climate Solutions: Business segment revenue was $351 million, down 6%. Segment profit was $54 million, down $25 million or 32%, and segment margin decreased 580 basis points to 15.2%. The decline was driven by a $12 million decrease in sales volume; $14 million of expense related to the new factory ramp-up, manufacturing inefficiencies at existing facilities, and the impact of tariffs; and $8 million in investments in emergency replacement sales force and other miscellaneous items. These impacts were offset by $9 million in price/mix benefits.

Corporate and Other: Corporate expenses were $15 million, a decrease of $9 million versus the prior-year quarter primarily driven by timing.

FULL YEAR 2025 GUIDANCE
For full year 2025, adjusted earnings per share is now expected to be within the range of $22.25 to $23.50.

Revenue is still anticipated to increase by approximately 2%. We now expect additional pricing gains to overcome tariffs while preserving profit margins and offsetting the impact of potential volume declines.

Capital expenditures are still projected to be approximately $150 million, and the Free Cash Flow range remains at $650 million to $800 million.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s first quarter results will be held this morning at 8:30 a.m. Central Time. To participate in the earnings conference, please call 800-343-4136 (U.S.) or +1 203-518-9843 (international) at least 10 minutes prior to the scheduled start time and use conference ID LIIQ125. The conference call also will be webcast live on the company’s investor relations web site at investor.lennox.com. A replay of the conference call will be available until April 30, 2025, by calling toll-free 800-839-1180 (U.S.) or +1 402-220-0400 (international). The call will also be archived on the company's investor relations website at investor.lennox.com.

ABOUT LENNOX
Lennox (NYSE: LII) is a leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our cooling, heating, indoor air quality, and refrigeration systems. Additional information on Lennox is available at Lennox.com or by contacting investor@lennox.com.

FORWARD-LOOKING STATEMENTS & NON-GAAP FINANCIAL MEASURES
The statements in this document that are not historical statements, including statements regarding the 2025 full-year outlook and expected consolidated and segment financial results, as well as financial targets for future years, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include but are not limited to competition in the HVACR business; our ability to successfully develop and market new products or execute our business strategy; our ability to meet and anticipate customer demands; our ability to continue to license or enforce our intellectual property rights; our ability to attract, motivate, develop, and retain our employees, as well as labor relations problems; artificial intelligence technologies; a decline in new construction activity and related demand for our products and services; the impact of weather on our business; the impact of higher raw material prices and significant supply interruptions; product liability, warranty claims, or recalls; changes in environmental and climate-related legislation or government regulations or policies; changes in tax legislation; the impact of new or increased trade tariffs; improper conduct by any of our employees, agents, or business partners; litigation risks; general economic conditions in the United States and abroad; extraordinary events beyond our control; risks associated with our international operations; cyber-attacks and other disruptions or misuse of information systems; and our ability to successfully realize, complete and integrate acquisitions.

For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A reconciliation of non-GAAP financial measures appearing in this document to financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) are included in the Annex to this document.

This document includes forward-looking statements regarding segment profit, adjusted net income, adjusted diluted earnings per share, free cash flow, and Debt to EBITDA, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, changes in environmental liabilities, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on LII’s full year GAAP financial results.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended March 31,
	2025	2024
Net sales	$1,072.6	$1,047.1
Cost of goods sold	744.1	707.1
Gross profit	328.5	340.0
Operating Expenses:
Selling, general and administrative expenses	171.3	170.7
Losses and other expenses, net	2.8	3.7
Income from equity method investments	(1.2)	(1.2)
Operating income	155.6	166.8
Pension settlements	0.1	—
Interest expense, net	6.2	11.8
Other expense, net	0.9	0.8
Income before income taxes	148.4	154.2
Provision for income taxes	28.1	29.9
Net income	$120.3	$124.3

Earnings per share – Basic:	$3.39	$3.49

Earnings per share – Diluted:	$3.37	$3.47

Weighted Average Number of Shares Outstanding - Basic	35.5	35.6
Weighted Average Number of Shares Outstanding - Diluted	35.7	35.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit (Loss)
(Unaudited)

(Amounts in millions)	For the Three Months Ended March 31,

	2025	2024
Net Sales
Home Comfort Solutions	$721.4	$674.6
Building Climate Solutions	351.2	372.5
Corporate and other	—	—
Total segment sales	$1,072.6	$1,047.1

Segment Profit (Loss)(1)
Home Comfort Solutions	$116.8	$112.1
Building Climate Solutions	53.5	78.2
Corporate and other	(14.7)	(23.5)
Total segment profit	155.6	166.8
Reconciliation to Operating income:
Restructuring charges	—	—
Loss (gain) on sale from previous dispositions	—	—
Operating income	$155.6	$166.8
(1) We define segment profit (loss) as a segment's operating income (loss) included in the accompanying Consolidated Statements of Operations, excluding:
•Restructuring charges, and;
•Loss (gain) on sale of previous dispositions

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of March 31, 2025	As of December 31, 2024
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$217.2	$415.1
Short-term investments	5.7	7.2
Accounts and notes receivable, net of allowances of $16.2 and $17.8 in 2025 and 2024, respectively	651.7	661.1
Inventories, net	902.3	704.8
Other current assets	78.1	96.0
Total current assets	1,855.0	1,884.2
Property, plant and equipment, net of accumulated depreciation of $978.3 and $956.8 in 2025 and 2024, respectively	810.3	800.1
Right-of-use assets from operating leases	323.1	327.2
Goodwill	220.0	220.0
Deferred income taxes	76.6	75.1
Other assets, net	170.4	165.2
Total assets	$3,455.4	$3,471.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$576.6	$490.0
Accrued expenses	326.3	435.4
Current maturities of long-term debt	315.2	314.5
Current operating lease liabilities	76.5	73.4
Total current liabilities	1,294.6	1,313.3
Long-term debt	834.2	833.1
Long-term operating lease liabilities	263.9	267.6
Pensions	19.7	18.9
Other liabilities	190.5	188.7
Total liabilities	2,602.9	2,621.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,219.0	1,213.3
Retained earnings	4,230.3	4,150.8
Accumulated other comprehensive loss	(80.6)	(93.7)
Treasury stock, at cost, 51,678,069 shares and 51,573,986 shares for 2025 and 2024, respectively	(4,517.1)	(4,421.1)
Total stockholders' equity	852.5	850.2
Total liabilities and stockholders' equity	$3,455.4	$3,471.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in millions)	For the Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$120.3	$124.3
Adjustments to reconcile net income to net cash used in operating activities:
Income from equity method investments	(1.2)	(1.2)
Provision for credit losses	1.3	1.8
Unrealized (gains) losses, net on derivative contracts	(0.5)	4.4
Stock-based compensation expense	6.3	6.6
Depreciation and amortization	25.6	24.0
Deferred income taxes	(4.2)	(9.3)
Pension expense	1.1	0.1
Pension contributions	(0.3)	(5.1)
Other items, net	—	(0.1)
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	8.3	(24.9)
Inventories	(197.0)	(125.4)
Other current assets	(1.7)	(7.7)
Accounts payable	85.2	65.0
Accrued expenses	(105.1)	(113.8)
Income taxes payable and receivable, net	27.1	34.7
Leases, net	3.4	(1.1)
Other, net	(4.4)	4.9
Net cash used in operating activities	(35.8)	(22.8)
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.5	0.5
Purchases of property, plant and equipment	(25.5)	(29.5)
Acquisitions, net of cash	—	1.8
Proceeds from (purchases of) investments and other	1.5	(3.5)
Net cash used in investing activities	(23.5)	(30.7)
Cash flows from financing activities:
Borrowings from debt arrangements	—	303.6
Payments on debt arrangements	(5.0)	(215.1)
Proceeds from employee stock purchases	1.2	1.1
Repurchases of common stock	(85.2)	—
Repurchases of common stock to satisfy employee withholding tax obligations	(11.3)	(8.1)
Cash dividends paid	(40.9)	(39.1)
Net cash (used in) provided by financing activities	(141.2)	42.4
Decrease in cash and cash equivalents	(200.5)	(11.1)
Effect of exchange rates on cash and cash equivalents	2.6	(3.9)
Cash and cash equivalents, beginning of period	415.1	60.7
Cash and cash equivalents, end of period	$217.2	$45.7

Supplemental disclosures of cash flow information:
Interest paid	$19.2	$21.8
Income taxes paid (net of refunds)	$5.1	$4.0

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit (loss) presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results and enhance the ability of investors to analyze the Company's business trends and operating performance.

Reconciliation of Net income, a GAAP measure, to Adjusted net income, a Non-GAAP measure
	For the Three Months Ended March 31,
	2025		2024
	Amount after tax	Per Diluted Share	Amount after tax	Per Diluted Share
Net income, a GAAP measure	$120.3	$3.37	$124.3	$3.47
Restructuring charges	—	—	—	—
Loss (gain) on sale from previous dispositions	—	—	—	—
Adjusted net income, a non-GAAP measure	$120.3	$3.37	$124.3	$3.47

Reconciliation of Net Cash Used in Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure
	For the Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(35.8)	$(22.8)
Purchases of property, plant and equipment	(25.5)	(29.5)
Proceeds from the disposal of property, plant and equipment	0.5	0.5
Free cash flow, a Non-GAAP measure	$(60.8)	$(51.8)